The following are sample calculations showing the methodology used in calculating non-standardized and standardized performance for Pilot Classic. Note that the calculations shown are hypothetical calculations, as Jefferson Pilot has not yet begun to sell the product, therefore, no returns have yet been generated.

For illustration purposes, we have assumed the period ended 6/30/00. We have also assumed a 5.00% return for each time period illustrated.

Pilot Classic
-------------

NON-STANDARDIZED- Investment Option A
-------------------------------------

Year-to-Date

12/31/99-6/30/00

                          1.000
       (31,500.00)
       -----------          -  1  =        5.00%
       (30,000.00)

1 YEAR (Annualized)

6/30/99-6/30/00

                          1.000
       (31,500.00)
       -----------          -  1  =        5.00%
       (30,000.00)

3 YEAR (Annualized)                                                      3 YEAR (Cumulative)

6/30/97-6/30/00                                                          6/30/97-6/30/00

                          0.333
       (34,728.75)                                                            (34,728.75-30,000.00)
       -----------          -  1  =        5.00%                           -------------------------            =          15.75%
       (30,000.00)                                                                 (30,000.00)

5 YEAR (Annualized)                                                      5 YEAR (Cumulative)

6/30/95-6/30/00                                                          6/30/95-6/30/00

                          0.200
       (38,298.68)                                                            (38,298.68-30,000.00)
       -----------          -  1  =        5.00%                           -------------------------            =          27.66%
       (30,000.00)                                                                 (30,000.00)

10 YEAR (Annualized)                                                     10 YEAR (Cumulative)

6/30/90-6/30/00                                                          6/30/90-6/30/00

                          0.100
       (48,886.43)                                                            (48,886.43-30,000.00)
       -----------          -  1  =        5.00%                           -------------------------            =          62.95%
       (30,000.00)                                                                 (30,000.00)

Since Inception (Annualized)                                             Since Inception (Cumulative)

Inception Date-6/30/00                                                   Inception Date-6/30/00

n = # of years Portfolio in existence

                                    (1/n)
 (net investment proceeds-30,000.00)                                     (net investment proceeds-30,000.00)
       ----------           -  1  = annualized total return                -------------------------            =    cumulative
       (30,000.00)                                                                 (30,000.00)                       total return



Pilot Classic
-------------

STANDARDIZED- Investment Option A
---------------------------------

Year-to-Date

12/31/99-6/30/00

                          1.000
       (31,500.00)
       -----------          -  1  =        5.00%
       (30,000.00)

1 YEAR (Annualized)

6/30/99-6/30/00

                          1.000
       (31,500.00)
       -----------          -  1  =        5.00%
       (30,000.00)

3 YEAR (Annualized)                                                      3 YEAR (Cumulative)

6/30/97-6/30/00                                                          6/30/97-6/30/00

                          0.333
       (34,728.75)                                                            (34,728.75-30,000.00)
       -----------          -  1  =        5.00%                           -------------------------            =          15.75%
       (30,000.00)                                                                 (30,000.00)

5 YEAR (Annualized)                                                      5 YEAR (Cumulative)

6/30/95-6/30/00                                                          6/30/95-6/30/00

                          0.200
       (38,298.68)                                                            (38,298.68-30,000.00)
       -----------          -  1  =        5.00%                           -------------------------            =          27.66%
       (30,000.00)                                                                 (30,000.00)

10 YEAR (Annualized)                                                     10 YEAR (Cumulative)

6/30/90-6/30/00                                                          6/30/90-6/30/00

                          0.100
       (48,886.43)                                                            (48,886.43-30,000.00)
       -----------          -  1  =        5.00%                           -------------------------            =          62.95%
       (30,000.00)                                                                 (30,000.00)

Since Inception (Annualized)                                             Since Inception (Cumulative)

Inception Date-6/30/00                                                   Inception Date-6/30/00

n = # of years Subaccount in existence

                                    (1/n)
 (net investment proceeds-30,000.00)                                     (net investment proceeds-30,000.00)
       --------------       -  1  = annualized total return                -------------------------            =    cumulative
       (30,000.00)                                                                 (30,000.00)                       total return

The following are formulas which show the methodology used in calculating non-standardized and standardized performance for Pilot Classic.

Pilot Classic
-------------

NON-STANDARDIZED- Investment Option A
-------------------------------------

                30,000                  =  Beginning  Investment Value (initial investment)
                  EV                    =  Ending Investment Value
                  n                     =  number of years Portfolio in existence

                    (1/n)
          (EV/30,000)     -1            =  Annualized Non-Standard Rate of Return

            (EV/30,000) -1              =  Cumulative Non-Standard Rate of Return


STANDARDIZED- Investment Option A
---------------------------------

                1,000                   =  Beginning Investment Value (initial investment)
                  b                     =  Beginning Unit Value
                  e                     =  Ending Unit Value
                  E                     =  Ending Investment Value
                  R                     =  Recurring Charge ($35 annual fee)
                  S                     =  Surrender Charge (as a percent, 8% - 0%)
                  $                     =  Actual surrender charge applied
                  N                     =  Net Investment Proceeds
                  n                     =  number of years Portfolio in existence


          (((1,000/b)-R)*e)             =  E
                 E*S                    =  $
                 E-$                    =  N

                  (1/n)
          (N/1,000)     -1              =  Annualized Standard Rate of Return


          (((1,000/b)-R)*e)             =  E
                 E*S                    =  $
                 E-$                    =  N
             (N/1,000) -1               =  Cumulative Standard Rate of Return